UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010 (November 19, 2010)

AFFINION GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, Connecticut 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2010, Affinion Group, Inc. (the “Company”) completed the private offering of $475.0 million aggregate principal amount of 7.875% Senior Notes due 2018 (the “2018 Notes”) pursuant to the terms of a purchase agreement, dated November 8, 2010, among the Company, certain subsidiaries of the Company, as guarantors (the “Guarantors”), and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith (the “Initial Purchasers”). The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, the Guarantors and certain of the Company’s affiliates from time to time, for which they receive customary fees and expense reimbursement. Deutsche Bank Securities Inc. serves as documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. serve as joint bookrunners under the Company’s senior secured credit facility. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as administrative agent and collateral agent under the Company’s senior secured credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as joint lead arranger, and Bank of America, N.A. and Deutsche Bank Securities Inc. are both lenders under the Company’s senior secured credit facility. In addition, the Initial Purchasers are affiliates of affinity partners of the Company. Deutsche Bank Securities Inc. is also acting as dealer manager and solicitation agent in connection with the Tender Offer (as defined below).

The 2018 Notes are governed by the terms of the Indenture, dated as of November 19, 2010, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Company will pay interest on the 2018 Notes on June 15 and December 15 of each year, commencing on June 15, 2011. The 2018 Notes will mature on December 15, 2018. The 2018 Notes are redeemable at the Company’s option prior to maturity. The Indenture contains negative covenants which restrict the ability of the Company and its restricted subsidiaries to engage in certain transactions and also contains customary events of default.

The Company’s obligations under the 2018 Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries that guarantee the indebtedness under the Company’s senior secured credit facility.

The 2018 Notes and guarantees thereof are senior unsecured obligations of the Company and rank equally with all of the Company’s and the Guarantors’ existing and future senior indebtedness and senior to the Company’s and the Guarantors’ existing and future subordinated indebtedness. The 2018 Notes and guarantees thereof are effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including the Company’s obligations under the Company’s senior secured credit facility, to the extent of the value of the collateral securing such indebtedness. The 2018 Notes are structurally subordinated to all indebtedness and other obligations of each of the Company’s existing and future subsidiaries that are not Guarantors.

In connection with the issuance of the 2018 Notes, the Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement, dated as of November 19, 2010 (the “Registration Rights Agreement”), pursuant to which the Company has agreed, among other things, to offer to exchange the Notes for a new issue of substantially identical notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). In the event the Company does not comply with its obligations under the Registration Rights Agreement to file an exchange offer registration statement, to file a shelf registration statement under certain circumstances, to have the exchange offer registration statement declared effective, to consummate the registered exchange offer or to maintain the effectiveness of the exchange offer registration statement during the periods specified in the Registration Rights Agreement, the Company will be obligated to pay liquidated damages to holders of the 2018 Notes in an amount equal to 0.25% per annum of the principal amount of the 2018 Notes, which amount will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults under the Registration Rights Agreement have been cured, up to a maximum amount of 1.00% per annum.

The 2018 Notes were not registered under the Securities Act or any state securities laws, and the Notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The Company used substantially all of the net proceeds of the offering of the 2018 Notes to finance the purchase of the Existing Notes (as defined and discussed in Item 8.01 below) in the previously announced Tender Offer and to pay the tender premium and fees and the fees and expenses related to the offering of the 2018 Notes. The Company intends to use the balance of the net proceeds of the offering of the 2018 Notes, together with additional cash on hand, to finance the purchase of the remaining Existing Notes through the Tender Offer or the Redemption (as defined and described in Item 8.01 below).

In addition, in connection with the Tender Offer, the Company entered into supplemental indentures on November 23, 2010. The supplemental indentures eliminate substantially all of the restrictive covenants contained in the indentures governing the Existing Notes and certain events of default, and modify or eliminate certain other provisions contained in the indentures governing the Existing Notes. As a result of acceptance and payment of the Existing Notes in the Tender Offer on November 23, 2010, the supplemental indentures are now operative and in effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)	See Item 1.01, which is incorporated herein by reference.

Item 8.01	Other Events.

On November 23, 2010, the Company issued a press release announcing the results of its previously announced tender offer and consent solicitation (the “Tender Offer”) for the Company’s outstanding $454.0 million in aggregate principal amount of 10 1/8% Senior Notes due 2013 (the “Existing Notes”). As of 5 p.m., New York City time, on November 22, 2010 (the “Consent Date”), the Company received tenders and consents from holders of $409,626,000 aggregate principal amount of the Existing Notes (representing approximately 90.2% of the previously outstanding Existing Notes). In addition, pursuant to the terms of the Tender Offer, the Company announced that it had accepted for purchase all such Existing Notes tendered by the Consent Date. Accordingly, the Company paid total consideration of $425,907,609.57 for the Existing Notes tendered by the Consent Date. In addition, on November 23, 2010, the Company delivered a notice of redemption to holders of the Existing Notes outstanding after the Consent Date, in which case any remaining Existing Notes not tendered prior to 12:01 a.m. on December 8, 2010, which is the current scheduled expiration date for the Tender Offer, will be redeemed (the “Redemption”) on December 23, 2010 (the “Redemption Date”) at a redemption price of 102.531% of the principal amount thereof, plus accrued and unpaid interest on the Existing Notes redeemed to, but not including, the Redemption Date. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 23, 2010, issued by Affinion Group, Inc. announcing results of its tender offer and consent solicitation.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: November 24, 2010	By:	/S/ TODD H. SIEGEL
	Name:	Todd H. Siegel
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated November 23, 2010, issued by Affinion Group, Inc. announcing results of its tender offer and consent solicitation.